THIRD ADDENDUM
                                       TO
                                CREDIT AGREEMENT

THIS THIRD ADDENDUM to Credit Agreement ("Third Addendum") is made as of the 28th day of December, 2005, by Wells Fargo Bank, National Association (the "Bank") and American CareSource Holdings, Inc. (the "Borrower").

Recitals:

A. The Bank and the Borrower entered into a Credit Agreement, with an Effective Date of December 1, 2004 ("Credit Agreement"), as amended by a First Addendum to Credit Agreement dated February 2, 2005, and by a Second Addendum to Credit Agreement dated August 9, 2005, pursuant to which the Bank made available to the Borrower a $3,000,000.00 revolving line of credit for general business purposes. Borrowings under the Line are currently evidenced by a $4,000,000.00 promissory note, dated August 9, 2005 ("Existing Revolving Note").

B. As of December 23, 2005, there is owed on the Existing Revolving Note the principal amount of Three Million Four Hundred Fifty Thousand Dollars ($3,450,000.00) plus accrued, unpaid interest.

C. The Borrower has requested that the Bank increase the Line to Five Million Dollars ($5,000,000.00).

D. The Borrower has requested that the Bank extend the Line Availability Period to March 31, 2007.

E. The Bank and the Borrower wish to amend the Credit Agreement pursuant to the terms of this Third Addendum.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein it is agreed:

1. All terms not otherwise defined in this Third Addendum shall have the meaning given to such term in the Credit Agreement, as amended. The recital paragraphs are hereby incorporated as though fully set forth in this Third Addendum.

2. Notwithstanding the execution of the Credit Agreement or any addendum thereto, or the delivery of all documents in furtherance thereof, the obligation of the Bank to make any advance on the Line and this Third Addendum becoming effective shall be subject to the timely satisfaction of the following conditions precedent:

      a) No event of default or event which will mature into an event of default, shall have occurred and be continuing.


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      b)    The representations and warranties of the Borrower contained in the
            Documents shall be true and correct as of the date of any advance on the Line.

      c) The Borrower shall have delivered to the Bank copies, duly certified as of the date of this Third Addendum by the Borrower's secretary of
            (i) the resolutions of Borrower's board of directors authorizing the execution and delivery of this Third Addendum and the Documents required by this Third Addendum, (ii) all documents evidencing other necessary Borrower action, and (iii) all approvals or consents required, if any, with respect to the Documents.

      d) The Borrower shall have delivered to the Bank a certificate of its secretary certifying the name(s) of the person(s) authorized to sign this Third Addendum and the Documents, and all other documents and certificates of the Borrower to be delivered hereunder, together with the true signatures of such person(s).

      e) The Borrower shall have delivered the Documents and the agreements listed below, each of which shall be in a form and content satisfactory to the Bank, executed by the parties specified therein, and all other documents, certificates, opinions and statements requested by the Bank:

            i)    This Third Addendum.

            ii) The revolving note attached hereto as Exhibit "A" ("New Revolving Note") which shall evidence the Borrower's obligation to repay advances made under the Line (as defined below). Upon this Third Addendum becoming effective, the New Revolving Note will replace, but not be deemed to satisfy, the Existing Revolving Note.

      f) The Bank shall have received the standby letters of credit (collectively, the "Letters of Credit") described below, in a form satisfactory to the Bank, with an expiration date of June 30, 2007:

            i) Issued by Manufacturers and Traders Trust Company on account of Derace L. Schaffer in the amount of $975,000.00; and

            ii) Issued by West Bank on account of Matthew P. Kinley in the amount of $100,000.00.

      g) The Bank shall have received from John Pappajohn the (i) Consent to Third Addendum of Credit Agreement, Ratification of Guaranty and Waiver of Claims attached hereto as Exhibit "B" ("Pappajohn Consent") and (ii) the guaranty attached to the Pappajohn Consent as Exhibit "A" ("Pappajohn Guaranty").

      h) The Bank shall have received a letter, in the form attached as Exhibit "C" (the "Guarantors' Letter"), from all of the Facility Guarantors (as that term is defined in such letter).


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

      i) The Bank shall have received from Derace L. Schaffer the Consent to Third Addendum of Credit Agreement, Ratification of Guaranty and Waiver of Claims attached hereto as Exhibit "D" ("Schaffer Consent").

      j) The Bank shall have received from Matthew P. Kinley the Consent to Third Addendum of Credit Agreement, Ratification of Guaranty and Waiver of Claims attached hereto as Exhibit "E" ("Kinley Consent").

      K) The Borrower shall have reimbursed the Bank for all expenses incurred by it in connection with this Third Addendum, including but not limited to, attorney's fees.

3. The Letters of Credit, Pappajohn Consent, Pappajohn Guaranty, Guarantors' Letter, Schaffer Consent and Kinley Consent are hereinafter deemed to be included in and a part of the "Security Documents" described in Exhibit A to the Credit Agreement.

4. Section 1.1 (Line Credit Amount) of the Credit Agreement is hereby deleted and the following new Section 1.1 is substituted in lieu thereof:

            1.1 Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line will not, at any one time, exceed FIVE MILLION DOLLARS AND 00/100 DOLLARS ($5,000,000.00).

5. Section 1.2 (Line Availability Period) of the Credit Agreement is hereby deleted and the following new Section 1.2 is substituted in lieu thereof:

            1.2 Line Availability Period. The "Line Availability Period" will mean the period, of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is earlier, through and including March 31, 2007 (the "Line Expiration Date"),

6. The Borrower does hereby release and forever discharge Wells Fargo Bank, National Association, Wells Fargo & Company, and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Borrower now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands arose prior to the date of this Third Addendum.

7. Except as modified by this Third Addendum, all the terms and conditions of the Credit Agreement, as amended, shall remain in full force and effect.


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

8. The Credit Agreement, as amended, embodies the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter thereof and supersedes all prior agreements and understandings among such parties with respect to the subject matters thereof.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT HE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, WHETHER VERBAL OR WRITTEN, OR ACTIONS OF EITHER PARTY.

IN WITNESS WHEREOF, the parties have executed this Third Addendum as of the day and year first above written.

AMERICAN CARESOURCE HOLDINGS, INC.

By  /s/ David S. Boone
    --------------------------------
Its CFO & Secretary
    --------------------------------


WELLS FARGO BANK, NATIONAL ASSOCIATION

By /s/ Mark E. Conway
   ---------------------------------
   Mark E. Conway, Vice President


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                                    EXHIBIT A

[LOGO] Wells Fargo Bank,
       National Association                                    Revolving Note

--------------------------------------------------------------------------------

$5,000,000.00                                                  December 28, 2005

FOR VALUE RECEIVED, American CareSource Holdings, Inc. (the "Borrower") promises to pay to the order of Wells Fargo Bank, National Association (the "Bank"), at its principal office or such other address as the Bank or holder may designate from time to time, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), or the amount shown on the Bank's records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing on the unpaid balance at the annual interest rate defined below. Absent manifest error the Bank's records will be conclusive evidence of the principal and accrued interest owing hereunder.

This Revolving Note is issued pursuant to a Third Addendum to credit Agreement of even date herewith between the Bank and the Borrower (the "Agreement"). The Agreement, and any amendments or substitutions thereto, contain additional terms and conditions including default and acceleration provisions. The terms of the Agreement are incorporated into this Revolving Note by reference. Capitalized terms not expressly defined herein shall have the meanings given them in the Agreement.

INTEREST RATE

Base Rate. The principal balance outstanding under this Revolving Note will bear interest at an annual rate equal to the Base Rate, floating (the "Base Rate Option"). The Base Rate is the "base" or "prime" rate of interest established by the Bank from time to time at its principal office in Des Moines, Iowa.

REPAYMENT TERMS

Interest. Interest will be payable on the last day of each month, beginning January 31, 2006.

Principal. Principal, and any unpaid interest, will be payable in a single payment due on March 31, 2001.

ADDITIONAL TERMS AND CONDITIONS. The Borrower agrees to pay all costs of collection, including reasonable attorneys' fees and legal expenses incurred by the Bank in the event this Revolving Note is not duly paid. Demand, presentment, protest end notice of nonpayment and dishonor of this Revolving Note are expressly waived. This Revolving Note will be governed by the substantive laws of the State of Iowa.

AMERICAN CARESOURCE HOLDINGS, INC.


By  /s/ David S. Boone
    --------------------------------
Its CFO & Secretary
    --------------------------------


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